CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the references to our Firm under the caption "Service Providers" in the Prospectus relating to the Gradison Government Reserves Fund Trust Shares in the Post-Effective Amendment No. 62 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982).


/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
June 12, 2001